                                  Exhibit 99.1
                                  ------------

                                                   Contact person:  Robert Hynes
                                                                  (212) 355-5200

             WHX CORPORATION AGREES TO REDEMPTION OF ITS INTEREST IN
                    WHEELING DOWNS RACING ASSOCIATION, INC.

          WHX CORPORATION ANNOUNCES MODIFIED DUTCH AUCTION TENDER OFFER
         FOR ITS 10 1/2% SENIOR NOTES DUE 2005 AND CONSENT SOLICITATION

New York, NY, November 19,  2001--WHX  Corporation  (NYSE:  WHX) announced today that its wholly-owned  subsidiary,  WHX Entertainment  Corp.,  which holds a 50%
interest in Wheeling  Downs Racing  Association,  Inc., has entered into a stock redemption  agreement  pursuant to which Wheeling Downs has agreed to redeem WHX
Entertainment's  ownership  interest in Wheeling Downs for $105 million in cash, plus certain adjustments. The transaction is subject to regulatory approvals and is  anticipated  to close prior to December 31, 2001.  Wheeling Downs operates a greyhound  racetrack  and video  lottery  facility  located  in  Wheeling,  West
Virginia. WHX was advised by UBS Warburg with regard to this transaction.

WHX also announced that it has commenced a "Modified Dutch Auction" tender offer and consent  solicitation  with respect to its  outstanding 10 1/2% Senior Notes due 2005 (the  "Notes").  WHX is offering to purchase  for cash $123  million in principal  amount of its outstanding  Notes.  The purchase price for each $1,000 principal  amount of Notes tendered  pursuant to the Offer shall be a minimum of
$470 and a maximum of $530 (plus accrued  interest),  with the exact price being determined  pursuant  to the  "Modified  Dutch  Auction"  procedure.  Under  the
"Modified Dutch Auction" procedure,  holders of the Notes indicate at what price within the proposed  range that they would be willing to  participate.  Then WHX will select the single lowest price  specified by tendering  holders within such price range that will enable WHX to purchase $123 million in principal amount of the Notes (such price, the "Purchase Price").  WHX will pay to all holders whose tenders are accepted the same Purchase  Price for the Notes,  even if that price is higher than the tender  price  specified  by such  holder.  If the  aggregate principal  amount of Notes  tendered at or below the Purchase Price exceeds $123 million in principal amount of the Notes, all Notes tendered at prices below the
Purchase  Price will be  accepted,  and  acceptances  of Notes  tendered  at the
Purchase Price will be allocated among such Notes on a pro rata basis.

WHX is also soliciting  Consents to approve certain  amendments to the Indenture pursuant to which the Notes were  issued,  whereby  certain  covenants  would be modified.  There will be no separate  payment in  connection  with the Consents.
Consents may not be delivered without tendering Notes. A tender of Notes will be deemed to be a concurrent delivery of a Consent related to such tendered Notes.

WHX's  obligation to accept for purchase and to pay for Notes  validly  tendered pursuant to the Offer and the  Solicitation  is  conditioned  upon,  among other things (a) there having been validly  tendered prior to the  expiration  date of the Offer to  Purchase  and  Consent  Solicitation  not less than a majority  in aggregate  principal  amount of the Notes  outstanding,  (b) the  receipt of the requisite  number of duly  executed  (and not  revoked)  Consents  from  holders representing  not less than a majority in  aggregate  principal  amount of Notes then  outstanding  and  execution of a  supplemental  indenture to the Indenture providing  for  the  proposed  amendments  following  receipt  of the  requisite
Consents,  (c) the closing of the Wheeling Downs  transaction and the receipt by
WHX  Entertainment of the proceeds from such repurchase and (d) the satisfaction of certain other general conditions.

The tender offer will expire at 12:00  Midnight,  New York City time, on Monday,
December  17,  2001,  unless  extended.  Tendered  Notes (and  Consents)  may be withdrawn at any time at or prior to the expiration  date. The Offer to Purchase and Consent  Solicitation  will be financed  from the  proceeds of the  Wheeling
Downs transaction.

This  announcement  is not an offer to purchase,  a solicitation  of an offer to purchase, or a solicitation of an offer to sell securities,  with respect to any
Notes.  The tender offer may only be made  pursuant to the terms of the Offer to
Purchase  and  Consent  Solicitation  dated  November  19,  2001 and the related
Consent and Letter of Transmittal. Credit Suisse First Boston Corporation is the
Dealer  Manager and  Solicitation  Agent,  Innisfree M & A  Incorporated  is the
Information  Agent and Bank One, N.A. is the Depositary.  Copies of the Offer to
Purchase and Consent  Solicitation,  the Consent and Letter of Transmittal,  and
the other  related  documents  may be  obtained  from the  Information  Agent by calling  toll-free  at (888)  750-5834  (banks and brokers call collect at (212)
750-5833).  Additional  information concerning the terms of the tender offer may be obtained by  contacting  Credit  Suisse  First  Boston  Corporation  at (800)
237-5022, ext. 7675 or at 310-282-7675 (call collect).

About WHX

WHX is a holding  company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized  basis.  WHX's primary businesses currently  are:  Handy &  Harman,  a  diversified  manufacturing  company  whose strategic business segments encompass, among others, specialty wire, tubing, and fasteners, and precious metals plating and fabrication;  Unimast Incorporated, a leading  manufacturer  of steel  framing,  vinyl  trim and  other  products  for commercial and residential construction; and WHX Entertainment Corp., a co-owner of a racetrack and video lottery  facility  located in Wheeling,  West Virginia.
WHX's  other  business  consists  of the  WPC  Group,  a  vertically  integrated manufacturer  of  value-added  and flat  rolled  steel  products,  which filed a petition  for relief  under  Chapter 11 of the  Bankruptcy  Code on November 16,
2000.

Forward-Looking Statements

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of

1934, as amended,  which are intended to be covered by the safe harbors  created thereby.  Investors are cautioned that all  forward-looking  statements  involve risks and uncertainty. Although WHX believes that the assumptions underlying the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by WHX or any other person that the objectives and plans of WHX will be achieved.